EMPLOYMENT AGREEMENT

      This Employment Agreement (the "Agreement") is by and between Larry E. Darst (the "Executive") and Nationwide Staffing, Inc., a Delaware corporation (the "Company"), which parties agree as follows:

      1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment by the Company, upon the terms and subject to the conditions hereinafter set forth.

      2. DUTIES. The Executive shall serve as the Chief Executive Officer of the Company. The Executive will perform the duties attendant to his executive position with the Company under the direction of the Company's Board of Directors (the "Board"). The Executive agrees to (a) devote his full time and best efforts to the performance of his duties to the Company, (b) devote his best efforts to promote the success of the Company's business, and (c) cooperate fully with the Board in the advancement of the best interests of the Company. The Executive shall faithfully adhere to, execute and fulfill all policies established by the Company from time to time. If the Executive is elected as a director of the Company or as a director or officer of any of its affiliates, the Executive will fulfill his duties as such director or officer without additional compensation.

      3. COMPENSATION. In consideration for the services of the Executive hereunder, unless terminated sooner pursuant to the terms hereof, commencing on the (i) date hereof and continuing until the date of the consummation of the Company's underwritten initial public offering of the Company's Common Stock (the "IPO"), the Company will pay the Executive $10,000 per month; and (ii) date of the IPO and continuing for the remaining term hereof, the Company will pay the Executive an annual salary of $175,000 (the "Salary"), which will be payable in equal periodic installments according to the Company's customary payroll practices but no less frequently than monthly. In addition, prior to the IPO, the Company shall have adopted a bonus plan which provides that the Executive shall be eligible to receive an annual cash bonus in an amount up to 100% of the Salary in the event that the Company and the Executive achieve certain performance objectives. The specific performance objectives of the bonus plan shall be established each year by resolution of the Board.

      Furthermore, during the term of the Executive's employment, the Company shall provide to the Executive the following:

            (i) group hospitalization, major medical, long-term disability, vacation, life insurance coverages and pension, profit sharing, bonus and other employee benefit plans on substantially the same terms and conditions these benefits are made available to the Company's other executive officers so long as the Executive's physical condition does not make it commercially unreasonable for the Company to provide such benefit(s); and
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            (ii) options to purchase shares of the Company's Common Stock on terms to be agreed upon between the Executive and the Board (or the appropriate committee thereof), which terms shall be consistent with the terms of any stock option plans adopted by the Company and the terms of
      Section 5 hereof.

      4. TERM AND TERMINATION. The term of the Executive's employment pursuant to this Agreement shall commence on the date hereof and shall continue until the third anniversary of the IPO (the "Initial Term") and shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein unless either party gives to the other written notice of termination no fewer than 30 days prior to the expiration of any such term that the party does not wish to extend this Agreement. However, the Executive's employment pursuant to this Agreement shall also terminate earlier in any one of the following ways:

            (i) upon the death of the Executive;

            (ii) upon the disability of the Executive immediately upon notice from either party to the other;

            (iii) upon three months prior notice of resignation by the Executive to the Company;

            (iv) upon notice by the Company to the Executive of termination "without cause";

            (v) upon notice by the Company to the Executive of termination "for cause";

            (vi) at the Executive's option, upon notice by the Executive to the Company within 60 days following a Constructive Termination; or

            (vii) immediately in the event (a) the IPO is not consummated on or before January 31, 1998 (the "Failure of the IPO"); or (b) a majority of the duly authorized representatives of the companies to be acquired by the Company at the time of the IPO inform the Board that they do not desire that the Executive serve as the Company's Chief Executive Officer (the "Acquired Companies' Decision").

      DEFINITION OF DISABILITY. For purposes of Section 4(ii), the Executive will be deemed to have a "disability" if, for physical or mental reasons, the Executive is unable to perform the Executive's duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period, as determined herein. The disability of the Executive will be determined by a medical doctor selected by written agreement of the Company and the Executive upon the request of either party by notice to the other. If the Company and the Executive cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors will select a third medical
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doctor who will determine whether the Executive has a disability. The determination of the medical doctor selected under this Section 4 will be binding on both parties. The Executive must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 4, and the Executive hereby authorizes the disclosure and release to the Company of such determination and all supporting medical records. If the Executive is not legally competent, the Executive's legal guardian or duly authorized attorney-in-fact will act in the Executive's stead under this Section 4, for the purposes of selecting a medical doctor, submitting the Executive to the examinations, and providing the authorization of disclosure, required under this Section 4.

      DEFINITION OF TERMINATION FOR CAUSE. For purposes of Section 4(v), the Executive's termination "for cause" shall be defined to mean: (a) the Executive's material breach of this Agreement, including, without limitation, his failure to perform his obligations hereunder in a reasonably satisfactory manner (other than any such failure resulting from incapacity due to physical or mental reasons); (b) the appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing a personal benefit in connection with any transaction entered into on behalf of the Company; or (c) the Executive's fraud or dishonesty with respect to the business or affairs of the Company or if the Executive is convicted of, indicted for (or its procedural equivalent) or pleads nolo contendere or guilty to, any felony criminal offense or any civil offense involving fraud or moral turpitude, the equivalent thereof, or any crime with respect to which imprisonment is a possible punishment.

      DEFINITION OF CONSTRUCTIVE TERMINATION. For purposes of Section 4 (vi), the term "Constructive Termination" shall be defined to mean (i) a material reduction in the Executive's duties and responsibilities without the Executive's consent; or (ii) a reduction in or the failure by the Company to pay when due any portion of the Salary.

      COMPENSATION IF TERMINATED BY DEATH. If Executive's employment is terminated because of the Executive's death, the Executive will be entitled to receive the portion of the Salary that is due at the end of the calendar month in which his death occurs. The payment of a bonus, if any, will be determined by reference to the terms of the applicable bonus plan.

      COMPENSATION IF TERMINATED BY DISABILITY. If the Executive's employment is terminated by either party as a result of the Executive's disability, the Company will pay the Executive the portion of the Salary that is due at the end of the calendar month during which such termination is effective and for the lesser of (a) six consecutive months thereafter, or (b) the period until disability insurance benefits, if any, commence under any disability insurance coverage furnished by the Company to the Executive. The payment of a bonus, if any, will be determined by reference to the terms of the applicable bonus plan.

      COMPENSATION IF TERMINATED BY EXECUTIVE'S RESIGNATION OR FOR CAUSE. If the

Company terminates the Executive's employment "for cause" or if the Executive resigns his employment with the Company, the Executive will be entitled to receive the portion of the Salary that is due through the date such termination is effective. No bonus will be payable, notwithstanding any terms of the bonus plan to the contrary.

      COMPENSATION IF TERMINATED WITHOUT CAUSE OR BY CONSTRUCTIVE TERMINATION. In the event the Executive's employment with the Company is terminated by the Company "without cause" or by the Executive within 60 days following a Constructive Termination, the Company will pay the Executive, as the Executive's sole remedy in connection with such termination, a severance payment in an amount equal to $350,000 (the "Severance Payment"). The Severance Payment shall be payable to the Executive in equal monthly payments over a period of 24 months following the date of termination. The Company will also pay the Executive the portion of the Salary that is accrued but unpaid from the last payment date to the date of termination.

      COMPENSATION IF FAILURE OF THE IPO OR THE ACQUIRED COMPANIES' DECISION. If this Agreement is terminated due to the Failure of the IPO or the Acquired Companies' Decision, thereafter the Executive will not be entitled to any more Salary, any bonus or any of the other benefits hereunder.

      5. ACCRUED BENEFITS. The Executive's accrual of, or participation in plans providing for, benefits will cease at the effective date of the termination of the Executive's employment and the Executive will be entitled to accrued benefits pursuant to such plans only as provided in such plans. Notwithstanding anything herein to the contrary, the Executive will not receive, as part of his termination pay pursuant to Section 4, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date of termination.

      6. EFFECT OF TERMINATION ON OPTIONS. Any options to purchase the Company's Common Stock held by the Executive will automatically expire if the Executive's employment with the Company is terminated "for cause" or if the Executive voluntarily leaves the employment of the Company. If the Executive's employment with the Company ends for any reason other than termination for cause, voluntary departure or due to death, the Executive's options will remain exercisable and will vest and expire in accordance with the terms of the applicable option agreements. If the Executive dies while employed by the Company, his options shall become fully exercisable on the date of his death and shall expire twelve months thereafter.

      7. EFFECT OF TERMINATION OF PURCHASED COMMON STOCK. The Executive has purchased 100 shares of the Company's Common Stock (the "Shares") for $3.00 per share. Before the Executive's acquisition of the Shares, there were outstanding 1,000 shares of the Company's Common Stock, all of which are owned by WJG Capital, L.L.C. It is the intention of the Company and the Executive that on the date the Securities and Exchange Commission declares effective the Company's registration statement in connection with the IPO (the "Effective Date"), the Executive will own 2% of the Company's outstanding Common Stock (after taking into account the shares to be issued in the IPO and to the shareholders of companies to be acquired concurrently with the IPO). Accordingly, on the Effective Date, either (a) the Executive will convey to the Company without consideration; or (b) the Company will convey to the Executive without consideration, that number of shares of Company Common Stock that will result in the Executive owning 2% of the Company's outstanding Common Stock.

      Notwithstanding the foregoing, in the event that the Executive is not the Chief Executive Officer of the Company at the Effective Date because: (i) of the Employee's disability (as defined in Section 4); (ii) the Executive's death;
(iii) the Executive is terminated by the Company "without cause;" or (iv) the Executive's employment is terminated due to the Acquired Companies' Decision, the Executive (or his estate, heirs, or administrators) will convey to the Company that number of shares that would leave him a number of shares equal to 0.50% of the Company's outstanding Common Stock on the Effective Date; provided, however, in the event the Executive is terminated due to the Acquired Companies' Decision, the Executive shall be left with a portion of the Shares that are worth at least $500,000 on the date of the IPO, based on the price such Shares are sold by the Company to the underwriter(s). In the event that the Executive is not the Chief Executive Officer of the Company at the Effective Date because:
(i) the Executive resigned from his employment hereunder; or (ii) the Executive's employment was terminated "for cause," the Executive will convey to the Company all of the Shares in consideration of $300.

      Prior to the Effective Date, the Executive shall not transfer, pledge or otherwise dispose of any Shares without (i) the prior written consent of the Company, (ii) compliance with applicable securities laws and the exemption pursuant to which the Executive acquired such Shares, and (iii) compliance with any existing Stockholders Agreement. In the event that the Executive desires to transfer, pledge or otherwise dispose of any Shares, the Executive shall immediately notify the Company in writing. Then, the Company shall have the right, but not the obligation for a period of 30 days following receipt of such notice, to purchase the Shares which the Company desires to transfer at a redemption price of $3.00 per share. The Company shall have the right to assign to any party or parties its right to purchase Shares from the Executive. The Executive may not transfer any of the Shares under any circumstances except in compliance with this Section 7.

      For purposes hereof, the percent of the Company's outstanding Common Stock referred to herein will be computed as if the currently outstanding warrants giving the holders thereof the right to acquire an aggregate of 50,000 shares of the Company's Common Stock had been exercised.

      8. CONFIDENTIALITY. The Executive acknowledges that he will have access to confidential information regarding the Company, the Acquired Companies and their businesses. The Executive agrees that he will not, during or subsequent to his employment, divulge, furnish, or make accessible to any person (other than with the prior written consent of the Board) any information or plans of the Company or any Acquired Business. However, confidential information or plans shall exclude information or plans which: (a) at the time of disclosure already is in the public domain or which, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Executive; (b) the Executive can show was in his possession at the time of the Company's disclosure to the Executive and was not acquired, directly or indirectly, from the Company or from a third party under an obligation of confidence; or (c) the Executive can show was received by the Executive after the time of the Company's disclosure from a third party who did not require the Executive to hold it in confidence.

      9. NONCOMPETITION. For two years after termination of the Executive's employment hereunder, the Executive will not (i) engage directly or indirectly, alone or as a shareholder, partner, officer, director, employee or consultant of any other business organization, in any business activities which (a) relate to the ownership or operation of a business owned or proposed to be owned by Company (the "Designated Business"), and (b) were either conducted by the Company prior to the Executive's termination or proposed to be conducted by the Company at the time of such termination, (ii) divert to any competitor of the Company in the Designated Business any customer of the Company, or (iii) solicit or encourage any officer, employee, or consultant of the Company to leave its employ for employment by or with any competitor of the Company in the Designated Business.

      The parties hereto acknowledge that the Executive's noncompetition obligations hereunder will not preclude the Executive from owning less than 1% of the common stock of any publicly traded corporation conducting business activities in the Designated Business. The Executive will continue to be bound by the provisions of this Section 9 until their expiration and will not be entitled to any compensation from the Company with respect thereto. If at any time the provisions of this Section 9 are determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 will be considered divisible and will become and be immediately amended to only such area, duration and scope of activity as will be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 9 as so amended will be valid and binding as though any invalid or unenforceable provision had not been included herein.

      10. REIMBURSEMENT OF EXPENSES. The Company will reimburse the Executive for all reasonable out-of-pocket costs and expenses incurred by him in connection with his employment hereunder (the "Reimbursable Expenses"). Such Reimbursable Expenses shall include the Executive's out-of-pocket costs and expenses for travel, hotel rooms, long-distance telephone calls, delivery charges, parking fees and copying charges. On or about the last day of each month, the Executive will submit an invoice to the Company describing in reasonable detail the Reimbursable Expenses to be reimbursed. All such invoices shall include adequate supporting documentation, including receipts where appropriate. All such invoices will be reimbursed by the Company within 30 days of the Company's receipt of the invoice.

      11. ARBITRATION. Any dispute between the Company and the Executive arising out of or related to this Agreement or breach thereof shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted by three neutral arbitrators who shall sit in Houston, Texas. Any award made by such arbitrators shall be binding and conclusive for all purpose thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or the Executive and other persons substantially involved in common question of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorneys' fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

      12. RETURN OF DOCUMENTS. The Executive agrees that all documents, plans, records, computer programs, notes, drawings, models and other materials (whether or not secret or confidential) that he receives, prepares or otherwise acquires during his employment with the Company, and which pertain to the business or affairs of the Company or any Acquired Company, are the property of the Company. The Executive will deliver to the Company all original and all copies of such materials in his possession or under his control whenever the Company requests. In the event of his termination of employment with the Company for whatever reason, the Executive shall produce to the Company for its inspection all such materials then in his possession or under his control.

      13. EQUITABLE RELIEF. In the event of a breach by the Executive of any of the provisions of Sections 8, 9 or 12, the Company shall, in addition to any other rights and remedies existing in its favor, be entitled to receive from any court of law or equity of competent jurisdiction order(s) for specific performance and injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

      14. SURVIVAL. The rights and obligations of the parties hereto shall survive the term of the Executive's employment under this Agreement to the extent that any performance is required under this Agreement after the expiration of the Executive's employment.

      15.   MISCELLANEOUS.

      15.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes all letters, memoranda and term sheets previously prepared in connection with the negotiations surrounding the execution of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      15.2. NOTICES. Any notices permitted or required to be given under the terms of this Agreement shall be in writing and shall be deemed given if delivered to the party to be notified at the address specified below, by first class mail, overnight courier or fax with hard copy being sent by first class mail or overnight courier. Such notice shall be deemed received 24 hours after it is sent via fax (with receipt confirmed) or overnight courier. Any notice given in any other manner shall be effective only if and when received.


The Executive:       Larry E. Darst
                     6022 Village Glen Drive #4228
                     Dallas, Texas 75206
                     Telephone No.: (214) 265-6934
                     Facsimile No.: (214) 363-0296

The Company:         Nationwide Staffing, Inc.
                     1100 Louisiana, Suite 3535
                     Houston, Texas 77002
                        Attention:        Board of Directors
                     Telephone No.: (713) 651-2833
                     Facsimile No.:  (713) 651-2817

The address of any party may be changed by notice given in the manner provided in this Section 15.2.

      15.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES.

      15.4 WITHHOLDING. All payments required to be made by the Company under this Agreement to the Executive will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law.

      15.5 PRESERVATION OF BUSINESS; FIDUCIARY RESPONSIBILITY. Throughout the term of the Executive's employment hereunder, the Executive shall use his best efforts to preserve the business and organization of the Company, to keep available to the Company the services of its employees and to preserve the business relations of the Company with suppliers, customers and others. The Executive shall not commit any act which would injure the Company. In addition, the Executive shall observe and fulfill proper standards of fiduciary responsibility attendant upon his service and office.

      15.6 SEVERABILITY. If a provision of this Agreement is declared unenforceable by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

      15.7 REPRESENTATION BY SEPARATE COUNSEL. The Executive acknowledges that he has been advised to retain separate legal counsel to represent his interests under this Agreement and he has done so. Neither Carl L. Norton nor any attorney affiliated with Norton, Jacobs, Kuhn & McTopy, L.L.P. represented the Executive in connection herewith.

      15.8 AMENDMENTS AND WAIVERS. This Agreement may be amended only by a written instrument designated as an "amendment" to this Agreement and signed by the parties hereto, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the person specifically waiving such observance.

      15.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

      Executed to be effective as of the 1st day of April, 1997.


                                    THE EXECUTIVE:

                                    ______________________________
                                    Larry E. Darst

                                    THE COMPANY:

                                    NATIONWIDE STAFFING, INC.


                                    ______________________________
                                    By: Warren L. Williams, President

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement ("Amendment") is between Nationwide Staffing, Inc., a Delaware corporation (the "Company"), and Larry E. Darst (the "Executive"), who agree as follows:

      1. The Company and the Executive are parties to that certain Employment Agreement dated as of April 1, 1997 (the "Employment Agreement").

      2. The Company and the Executive desire to amend the Employment Agreement as follows:

            (a) The first two paragraphs of Section 7 are amended to read in their entirety as follows:

            "7.   STOCK OF EXECUTIVE.

            As of April 11, 1997, the Company issued to Executive 100 shares of Company Common Stock for $3.00 per share. As expressly contemplated in the Employment Agreement, and for the same $3.00, the Company is issuing to Executive an additional 60 shares, for a total of 160 shares. Such 160 shares are herein referred to as the "Shares."

            The Shares shall not be subject to any repurchase or reduction obligation of the Executive or right of the Company.

            (b) The first sentence of the third paragraph of Section 7 shall continue in effect. The balance of the third paragraph of Section 7 is eliminated and of no further force or effect.

            (c) The fourth paragraph of Section 7 is eliminated and of no further force or effect.

      3. In all other respects, the terms of the Employment Agreement, as amended above, remain in full force and effect, and are confirmed by the Company and the Executive.

      Agreed as of the 8th day of September, 1997.

                                    "Company"

                                    NATIONWIDE STAFFING, INC.

                                    By: ____________________
                                    Name:  _________________
                                    Title:  ________________


                                    "Executive"


                                    By: ____________________
                                          Larry E. Darst

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